Exhibit 21.1

Subsidiaries of Fossil, Inc.

as of December 31, 2003

Name of Subsidiary	Place of Incorporation	Parent Company	Percent Ownership
Fossil Intermediate, Inc.	Delaware	Fossil, Inc.	100

Fossil Stores I, Inc.	Delaware	Fossil, Inc.	100

Intermediate Leasing, Inc.	Delaware	Fossil, Inc.	100

Arrow Merchandising, Inc.	Texas	Fossil, Inc.	100

Fossil (East) Limited	Hong Kong	Fossil, Inc.	100

Fossil Europe B.V.	The Netherlands	Fossil, Inc.	100

Fossil Japan, K.K.	Japan	Fossil, Inc.	100

Swiss Technology Holding AG	Switzerland	Fossil, Inc.	100

Fossil Trust	Delaware	Fossil Intermediate, Inc.	100

Fossil Stores II, Inc.	Delaware	Fossil Stores I, Inc.	100

Newtime, Ltd.	Hong Kong	Fossil (East) Limited	100

Pulse Time Center Company, Ltd.	Hong Kong	Fossil (East) Limited	90

Trylink International, Ltd.	Hong Kong	Fossil (East) Limited	85

Fossil Asia, Ltd	Hong Kong	Fossil (East) Limited	100

Fossil Singapore, Ltd.	Singapore	Fossil (East) Limited	81

Design Time, Ltd.	Hong Kong	Fossil (East) Limited	51

FSLA Pty. Limited	Australia	Fossil (East) Limited	80

Fossil Time Malaysia	Malaysia	Fossil (East) Limited	81

Fossil Europe GmbH	Germany	Fossil Europe B.V.	100

Fossil Italia, S.r.l.	Italy	Fossil Europe B.V.	100

Gum, S.A.	France	Fossil Europe B.V.	100

Fossil Spain, S.A.	Spain	Fossil Europe B.V.	50

Fossil U.K. Holdings Ltd.	United Kingdom	Fossil Europe B.V.	100

Fossil Distribution GmbH	Germany	Fossil Europe B.V.	100

No Time AG	Switzerland	Fossil Europe B.V.	100

X Time AG	Switzerland	Fossil Europe B.V.	100

Fossil U.K. Ltd.	United Kingdom	Fossil U.K. Holdings Ltd	100

Fossil Stores U.K. Ltd.	United Kingdom	Fossil U.K. Ltd.	100

The Avia Watch Company Limited	United Kingdom	Fossil U.K. Holdings Ltd	100

Zodiac 1882 AG	Switzerland	Swiss Technology Holding AG	100

Montres Antima SA	Switzerland	Swiss Technology Holding AG	100

Vedette Industries SA	France	Gum, SA	100

Logisav SARL	France	Vedette Industries SA	100

SEM SARL	France	Vedette Industries SA	100

Trotime Espana SL	Spain	Vedette Industries SA	51

Synergies Horlogers SA	Switzerland	Montres Antima SA	100

Fossil Australia Stores	Australia	FSLA Pty. Limited	100